UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

February 10, 2015

AMERICAN TIRE DISTRIBUTORS HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Delaware	333-124878	59-3796143
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12200 Herbert Wayne Court, Suite 150 (28078)

P.O. Box 3145

Huntersville, North Carolina 28070-3145

(Address of Principal Executive Offices, including Zip Code)

(704) 992-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 10, 2015, American Tire Distributors, Inc. (the “ATDI”), which is a wholly owned subsidiary of American Tire Distributors Holdings, Inc. (the “Company”), and ATD Finance Corp. (the “Initial Issuer”), which is a wholly owned subsidiary of ATDI, entered into a Purchase Agreement (the “Purchase Agreement”) with the representative of certain initial purchasers (the “Initial Purchasers”), relating to the issuance and sale of $805 million aggregate principal amount of the Initial Issuer’s 10 1⁄4% Senior Subordinated Notes due 2022 (the “notes”) to the Initial Purchasers.

The Purchase Agreement includes customary representations, warranties and covenants. Under the terms of the Purchase Agreement, the Initial Issuer and the Company agreed to indemnify the Initial Purchasers against certain liabilities.

The sale of the notes is expected to close on February 25, 2015. If the closing of the previously announced transaction with a fund managed by the Private Equity Group of Ares Management, L.P. (the “Ares Transaction”) also closes on February 25, 2015, the net proceeds from the offering of the notes will be used to fund the redemption of all of ATDI’s outstanding 11.5% Senior Subordinated Notes due 2018, to pay a cash dividend to the Company to enable the Company’s ultimate parent company to fund a cash dividend or other payment to certain of its securityholders and to pay related fees and expenses. If the closing of the Ares Transaction does not occur on February 25, 2015, then the proceeds from the offering of the notes, together with cash and cash equivalents sufficient to fund a special mandatory redemption and pay accrued and unpaid interest to, but excluding, August 2, 2015, will be deposited into escrow, and pledged as security for so long as such amounts remain in escrow, for the benefit of the noteholders pursuant to the terms of an escrow agreement to be executed in connection with the closing of the notes. Upon satisfaction of the escrow release conditions, including the satisfaction of all conditions to the closing of the Ares Transaction, such amounts will be released from escrow and the net proceeds from the offering of the notes will be used as described above. In connection with the redemption of all of ATDI’s outstanding 11.5% Senior Subordinated Notes due 2018, ATDI will assume all of the Initial Issuer’s obligations under the notes and related indenture (the “Assumption”) and, following the Assumption, the Initial Issuer will merge with and into ATDI.

The offer and sale of the notes have not been registered under the Securities Act of 1933, and the notes may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TIRE DISTRIBUTORS HOLDINGS, INC.

By:	/s/ JASON T. YAUDES
Name:	Jason T. Yaudes
Title:	Executive Vice President and Chief Financial Officer

Date: February 17, 2015